Exhibit 99.1

NEWS RELEASE

Contacts:	Raymond J. Pacini
Chief Executive Officer
California Coastal Communities, Inc.
(949) 250-7781

CALIFORNIA COASTAL COMMUNITIES FILES CONSENSUAL PLAN OF REORGANIZATION TO EXIT FROM BANKRUPTCY

•	Hearing on Disclosure Statement and Final Hearing on DIP Financing Scheduled for January 12, 2011

IRVINE, California, December 21, 2010 — California Coastal Communities, Inc. (OTCQB: CALCQ) announced that yesterday the Company filed a plan of reorganization (the “Plan”) with respect to its Chapter 11 bankruptcy cases (the “Chapter 11 Cases”) that is supported by a majority of its senior lenders comprising 81% of the senior revolving loan and 88% of the senior term loan (the “Lenders”).

The Company has negotiated a previously announced plan support agreement with the Lenders that will enable the Company to proceed with the Plan, which includes a deleveraging of the Company by converting $56 million of the senior term loan into equity and provides no recovery for current equity holders. The Plan will be subject to approval by the Bankruptcy Court following solicitation of votes from creditors, and there can be no assurance that Bankruptcy Court approval will be obtained.

On December 16, 2010, the Bankruptcy Court granted interim approval of a debtor-in-possession term loan agreement (the “DIP Credit Agreement”), pursuant to which certain of the existing Lenders will lend $5.0 million upon closing of the DIP Credit Agreement this week and an additional $10.0 million upon final approval of the DIP Credit Agreement by the Bankruptcy Court.  The Bankruptcy Court has scheduled a final hearing on the DIP Credit Agreement, along with a hearing on the Company’s Disclosure Statement, for January 12, 2011.

Chief Executive Officer Raymond J. Pacini commented, “With the cloud of bankruptcy being removed, we are well-positioned to provide unique coastal homes to those seeking a home in Huntington Beach. We are pleased to have the support of our lenders, and the new financing will allow us to begin building new homes in early 2011.”

The Company is hopeful that it will obtain Bankruptcy Court approval of its Plan by February 28, 2011 and emerge from bankruptcy shortly thereafter; however, there can be no assurance that the Company will meet this date.  The Chapter 11 Cases are being jointly administered in the United States Bankruptcy Court for the Central District of California.

The Company is a residential land development and homebuilding company operating in Southern California.  The Company’s principal subsidiaries are Hearthside Homes which is a homebuilding company, and Signal Landmark which owns 110 acres on the Bolsa Chica mesa where sales commenced in August 2007 at the 356-home Brightwater community.  Hearthside Homes has delivered over 2,300 homes to families throughout Southern California since its formation in 1994.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain of the foregoing information contains forward-looking statements that relate to future events or the Company’s future financial performance.  These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “hopes” or the negative of such terms or other comparable terminology.  These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, goals, expectations and intentions with respect to the bankruptcy proceedings and the financing commitment, the number and types of homes that the Company may develop and sell, the timing and outcomes of court proceedings, lender negotiations, and other statements contained herein that are not historical facts. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. Currently, the risks and uncertainties that may most directly impact our future results include (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to the Plan and other motions in the Chapter 11 Cases; (iii) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Plan as currently proposed; (iv) the ability to execute the Company’s business and restructuring plan; (v) the Company’s ability to maintain contracts that are critical to its operation, and to retain key executives, managers and employees. In the event that the risks disclosed in our public filings and those discussed above cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.